Exhibit 10.64

AMENDMENT NO. 4 TO
MASTER MANUFACTURING SERVICES AND SUPPLY AGREEMENT

This Amendment No. 4 to Master Manufacturing Services and Supply Agreement (“Amendment No. 4”) is made effective and entered into on December 17, 2021 (the “Amendment Effective Date”) by and between Siegfried Evionnaz SA, with principal offices located at Route du Simplon 1, 36, 1902 Evionnaz, Switzerland (together with its Affiliates and subsidiaries “Vendor”); and Keryx Biopharmaceuticals, Inc., with its offices at 245 First Street, Cambridge, Massachusetts, USA 02142 (“Keryx”).

WHEREAS, Vendor and Keryx entered into a Master Manufacturing Services and Supply Agreement dated December 20, 2017 (“Agreement”) under which Vendor manufactures Product for purchase by Keryx; and

WHEREAS, on December 12, 2018, Keryx merged with Akebia Therapeutics, Inc. (“Akebia”) and, pursuant to such merger, Akebia assumed all of Keryx’s rights and obligations under the Agreement. Keryx continues to operate as a wholly owned subsidiary of Akebia, and Akebia is an Affiliate of Keryx; and

WHEREAS, Vendor and Keryx wish to amend the Agreement as herein provided;

NOW THEREFORE, Vendor and Keryx hereto mutually agree as follows:

1.The text of Section 16.1.1 of the Agreement is be deleted and is hereby replaced by the following:

16.1.1    The term of this Agreement (the “Term”) shall commence as of the Agreement Date and, subject to earlier termination in accordance with the provisions of this Section 16, shall end on December 31, 2022 unless otherwise agreed by the Parties. Notwithstanding the foregoing, Keryx may elect to extend the Term through December 31, 2023 with written notice sent at least eleven (11) months prior to the expiry of the Term, in accordance with Section 22 herein. In the event of such an election by Keryx, Keryx’s Minimum Annual Purchase Obligation for 2023 set forth in Attachment B shall apply. For the avoidance of doubt, expiration of the Term in accordance with this Section 16.1.1 shall not relieve Keryx of its responsibilities to pay any undisputed invoices issued by Vendor for Product or other Services performed in accordance with Section 3 of the Agreement.

2.For the purpose of this Amendment No. 4, the defined terms used herein shall have the same meaning as those used in the Agreement, unless otherwise specified in this Amendment No. 4.

3.Except as provided for in this Amendment No. 4, all other terms and conditions of the Agreement shall remain in full force and effect.

4.The governing law and jurisdiction applicable to the Agreement shall apply to this Amendment No. 4.

[Signature page follows]

IN WITNESS WHEREOF, Vendor and Keryx hereto have caused this Amendment No. 2 to be executed by their duly authorized representatives as of the date first above written.

Signed on behalf of Siegfried Evionnaz SA    Signed on behalf of Keryx Biopharmaceuticals, Inc.

By:    /s/ Shawn Springfield                 By:    /s/ Michel Dahan
Name:    Shawn Springfield                Name:    Michel Dahan, SVP,
Chief Operating Officer

Date:    17-Dec-2021                    Date:    17-Dec-2021

Signed on behalf of Siegfried Evionnaz SA

By:    /s/ Luca Parlanti
Name:    Luca Parlanti

Date:    17-Dec-2021